CE SOFTWARE, INC.
                             1801 Industrial Circle
                          West Des Moines, Iowa  50265

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 23, 2001

The Annual Meeting of the Stockholders of CE Software, Inc. (the "Company") will be held at the Company's offices in West Des Moines, Iowa, on the 23rd day of March, 2001, at 1:30 p.m. (CST) for the purpose of considering and acting upon the following:

1) To elect three directors to hold office for the ensuing year and until their successors are elected and qualified;

2) To approve the Asset Purchase Agreement dated as of January 22, 2001 by which the Company will purchase certain software products from PrairieSoft, Inc. for a purchase price consisting of (i) cash payments and debt forgiveness totaling $100,000 and (ii) 300,000 newly issued shares of the Company's unregistered Common Stock.

3) To transact such other business as may properly come before the meeting or any adjournment.

The Company's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended September 30, 2000, the Proxy Statement, and the Proxy card are all included with this notice.

Only stockholders of record at the close of business on February 1, 2001 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors.

John S. Kirk, Secretary
West Des Moines, Iowa
February 6, 2001

You are cordially invited to come early so that you may meet informally with Management and the Board nominees. Please contact Cathy Schneider at (515) 221-1801 for directions and a map. The meeting area will be open from 1:00 p.m. until the meeting time of 1:30 p.m. Refreshments will be served before the meeting. A tour of the corporate offices will be available after the meeting.

                                 IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                              CE SOFTWARE, INC.
                           1801 Industrial Circle
                         West Des Moines, Iowa 50265
                         ____________________________


            The approximate mailing date of this Proxy Statement is
                              February 6, 2001.

                         ____________________________


                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS

                                March 23, 2001

                         ____________________________

The accompanying proxy is furnished by CE Software, Inc. (the "Company") in connection with the solicitation by the Board of Directors. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company or by executing and delivering a proxy with a later date. The expense of this solicitation is being paid by the Company. The Company will reimburse persons holding stock in their name or in the names of their nominees for their expenses in sending proxies and proxy material to the principals.

Stockholders of record at the close of business on February 1, 2001 are entitled to vote at the meeting. At that date, the outstanding voting securities of the Company consisted of 1,155,124 shares of $.10 par value Common Stock ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter submitted at the meeting. The Common Stock will vote together on all matters contained in this Proxy Statement as one class. A majority of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. All corporate action taken at the Annual Meeting, including election of directors, may be authorized by a majority of the votes cast by the holders of shares entitled to vote on such matters at the Annual Meeting, provided a quorum is present. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Cumulative voting is not allowed.

                                   PROPOSAL #1.

To elect three directors to hold office for the ensuing year or until their successors are elected and qualified

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL #1.

NOMINEES FOR ELECTION AS DIRECTORS

Richard A. Skeie, John S. Kirk, and Donald M. Brown are all current directors and each has been nominated for re-election. All directors are elected for a one-year term and hold office until the next annual meeting of the stockholders and the election and qualification of their successors. The officers of the Company are elected at the Board's first meeting following the annual meeting of the stockholders. Officers hold office until their successors are chosen and qualified or until their deaths, resignations, or removal.

The following persons have been nominated to serve as directors for the ensuing year.

Richard A. Skeie, 47, has been a Director of the Company since September 1987. He was President of the Company from January 1987 to June 1987, September 1987 to April 1993 and from June 1996 to July 1997. His exposure to computer programming at the University of Iowa and Drake University led him to contract programming in the mid '70s in northern California where he viewed the birth of the retail computer store concept. He returned to Iowa in April 1978, and opened a retail computer store, Computer Emporium. Mr. Skeie served as President of that company until 1985. CE Software began as the programming arm of that computer store. He has been a speaker at software industry conferences and was the 1989 president of the Macintosh Special Interest Group Council for the Software Publishers Association.

John S. Kirk, 55, is President of the Company and has been a Director of the Company since January 1987. He was President of the Company from June 1987 to September 1987 and from October 1999 to current. He was also Secretary and Treasurer of the Company from January 1987 to September 1993 and from November 1997 to current. He is a 1968 graduate of Drake University with a B.S. degree in Business Administration. He was employed by Bendix Corporation until 1973 in its corporate offices and as a plant controller, specializing in the establishment of computerized accounting and cost control systems. He was employed as a CPA for Miller & Associates and for KPMG LLP from 1973 to 1978 when he began his own accounting firm specializing in small business taxation. He became involved in Computer Emporium and CE Software in 1981. Mr. Kirk was a Director of East Des Moines National Bank, Des Moines, Iowa, until its sale in 1996. Mr. Kirk is President of Prairie Group, Inc. and indirectly is a 100% owner of that Company. Prairie Group, Inc. owns 15% of PrairieSoft, Inc. He is also involved in several other family businesses.

Donald M. Brown, 41, has been a Director of the Company from September 1987 to October 1993 and from April 2000 to current. Mr. Brown has been known as an early creator of adventure games for the Apple II, including the classic "Wonderful World of Eamon" while he was still in college at Drake University. After joining CE Software in 1981, he enhanced the game and it became a seven part adventure series known as "SwordThrust." Mr. Brown has been programming the Macintosh since its release in 1984. His original product was "Desk Accessory Mover," a shareware predecessor to Apple's Font/DA Mover. Since then, he has written a wide variety of utilities including MockPackage, CalendarMaker, Widgets, LaserStatus, QuicKeys and portions of QuickMail. Mr. Brown has also served on the Board of Directors of the Animal Rescue League of Iowa, Inc. Since April 1998, Mr. Brown has been employed by Prairie Group, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2000, the number and percentages of outstanding shares of the Company's Common Stock beneficially owned by each current director (all of whom are nominated for re-election) and by all directors and current officers as a group and by any individuals known to be the beneficial owner of more than five percent of the Company's outstanding stock.

                                  No. of Shares
Name of Beneficial Owner         Beneficially Owned        Percent of Class
Directors
  Richard A. Skeie (1)                103,456                   9.0%(4)
  Donald M. Brown (2)                 102,270                   8.9%(4)
  John S. Kirk (1)                     84,820                   7.3%(4)

All Directors & Executive
  Officers as a Group
  (3 persons)                         290,546                  25.2%

Others with More Than 5%
  Ownership:
   Sheldon T. Fleck (3)               103,727                   9.0%


1) The address of Mr. Skeie and Mr. Kirk is c/o CE Software, Inc., P.O. Box 65580, West Des Moines, IA 50265.
2)  The address of Mr. Brown is 2917 Meadow Lane, West Des Moines, IA  50265.
3)  The address of Mr. Fleck is 5720 Smetana Dr., Suite 300, Minnetonka, MN
    55343.
4) If the Asset Purchase Agreement described in Proposal #2 below were to be approved, and 300,000 shares were issued to PrairieSoft, Inc., Mr. Skeie would beneficially own 7.1%, Mr. Brown would beneficially own 7.0% and Mr. Kirk would beneficially own 8.9%. See "Proposal #2" below.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with during the period from October 1, 1999, through September 30, 2000.

ATTENDANCE AT BOARD MEETINGS

During the fiscal year ended September 30, 2000, the Board of Directors held six meetings. All directors attended at least 75 percent of all meetings of the Board and of their respective Committees.

AUDIT COMMITTEE REPORT

The Audit Committee, consisting of Mr. Skeie and Mr. Brown, monitors the Company's financial records, represents the Company in dealings with the auditing firm and recommends to the Board the selection of an auditor. The Audit Committee met once during the fiscal year ended September 30, 2000.

The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The discussion with the independent auditors included matters required to be discussed by SAS 61 and the committee has received the disclosures and letter from the accountants as required by IBS Standard #1. The Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Neither of the members is currently an employee or an officer of the Company. However, the members are not considered independent, as that term is defined by NASD Rule 4200 (a) (14), because of prior affiliations with the Company during the last three years.

The Audit Committee is currently not governed by a charter however the Board is reviewing the subject to determine if such a charter should be adopted.

OTHER BOARD COMMITTEES

The Stock Option Committee for the 2000 Plan, currently consisting of Mr. Skeie and Mr. Brown, has the authority to administer the Plans for employees. This Committee met two times during fiscal 2000.

The Compensation Committee, consisting of Mr. Skeie and Mr. Brown, determines executive compensation. The Compensation Committee met two times during the fiscal year ended September 30, 2000.

The Company does not have a nominating committee.

DIRECTORS' FEES

The Company pays the monthly insurance premium for medical and dental coverage for each of its outside directors, Mr. Skeie, and Mr. Brown. Outside directors also receive stock options as determined by the 2000 Plan. During the fiscal year ended September 30, 2000, Messrs. Skeie and Brown each received options for 500 shares.

TRANSACTIONS DURING THE LAST TWO YEARS IN WHICH DIRECTORS OR OFFICERS HAVE HAD AN INTEREST

Prior to April 28, 2000, the Company was a wholly owned subsidiary of CE Software Holdings, Inc. (CESH). On that date, CESH consummated an Agreement and Plan of Merger by which Atio Corporation USA, Inc. was merged with and into CESH. CESH is now known as Lightning Rod Software, Inc. and is traded on the Nasdaq SmallCap Market under the symbol "LROD." Just prior to the effective time of that merger, shares of the Company were distributed to CESH shareholders (the "spin-off"). We believe you should recognize the following:

John S. Kirk, who beneficially owns approximately 7.3% of the Company's outstanding shares, is a director and is president, secretary and treasurer of the Company, was a director of CESH and was secretary and treasurer of CESH at the time of the spin-off.

Richard A. Skeie, who beneficially owns approximately 9% of the Company's outstanding shares and is a director of the Company, was vice president and a director of CESH at the time of the spin-off.

Sheldon Fleck, who beneficially owns approximately 9% of the Company's outstanding shares, was a director of CESH at the time of the spin-off.

None of these individuals has been involved with the post-merger CESH as employees, directors or officers.

There have been a number of transactions between PrairieSoft, Inc. and the Company during the past two years. Mr. Kirk has an indirect ownership interest in PrairieSoft, Inc. and is President and indirectly the 100% owner of Prairie Group, Inc., an affiliated company. See "Interests of Officers and Directors in the Proposed Purchase that Differ from Your Interests" for further detail regarding these transactions and relationships.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the one prior executive officer of the Company whose total salary and bonus for the year ended September 30, 2000, exceeded $100,000, for services in all capacities to the Company during such fiscal year.

                                        SUMMARY COMPENSATION TABLE


                          Fiscal                        Long-Term Compensation
                           Year                         Awards                  All Other
Name and                  Ended                         Restricted              Compen-
Principal Position       Sept 30,   Salary    Bonus (1)  Stock(2)   Options(3)  sation(4)
Christian F. Gurney (5)    2000     $174,980  $    0    $    0            0      $5,249
 President and CEO         1999     $150,000  $    0    $    0            0      $4,845
                           1998     $150,000  $1,000    $    0            0      $4,845

John S. Kirk (6)           2000     $ 65,450  $    0    $3,214       15,000      $2,046
 CEO, President            1999     $ 33,000  $    0    $    0        6,200      $1,045
 and Director              1998     $ 24,000  $1,000    $    0            0      $  720


1) On September 30, 1998, the Company awarded each of its employees a $1,000 bonus.
2) On September 10, 2000, the Company awarded certain employees a bonus of restricted stock. The 10,300 shares of the Company's Common Stock were issued at a fair market value of $0.312. As of 9/30/00, the value of the aggregate restricted stock holdings was $5,620. The Company does not anticipate paying dividends on the restricted stock reported.
3) These amounts represent the shares of stock underlying options granted to each named employee in the year indicated. The options granted during 2000 were for shares of the Company. The options granted to Mr. Kirk in 1999 were for shares of CE Software Holdings, Inc. stock and were exercised between January and July 2000.
4) The Company has in effect a 401(k) profit sharing plan and life insurance plan that covers substantially all of its employees, including executive officers. The profit sharing component of the plan is funded by employer contributions at a uniform percentage of salary as set annually by the Board of Directors. No profit sharing contributions were made during the three-year period ended September 30, 2000. The 401(k) component of the plan allows qualified employees to contribute between 1% and 12% of their compensation. The plan calls for employer matching of contributions as determined by the Board of Directors. Contributions under the plan vest 33 1/3 percent for each year of credited service. During this three-year period the Company also provided life insurance coverage in amounts equal to each employee's annual base salary.
5) Mr. Gurney was President and CEO during 1998, 1999 and through October 4, 1999. He continued as Vice President of the Company and President of CE Software Holdings, Inc. through April 28, 2000. At termination he received a severance payment, in accordance with his employment agreement, in the amount of $75,000, which is included in his Salary for 2000.
6) Mr. Kirk was appointed President and CEO on October 4, 1999. Mr. Kirk's annual salary is currently $90,000.

STOCK OPTION PLANS

The Company has a stock option plan in place as described below.

2000 Stock Option Plan

Under the Company's 2000 Stock Option Plan (the "2000 Plan"), options to acquire up to 300,000 shares of Common Stock may be granted to employees, outside directors and consultants. To the extent that existing options are canceled without exercise, such as at termination of employment, such options become available for grant in the future.

The 2000 Plan is administered by the Stock Option Committee, which may (i) determine whether the particular options are incentive stock options or nonqualified stock options, (ii) select eligible participants to whom awards are granted, (iii) set the exercise price and the number of shares subject to each grant of options, (iv) determine the terms and conditions of such awards in a manner consistent with the 2000 Plan, (v) interpret the 2000 Plan and any instrument or agreement entered into under the 2000 Plan, (vi) establish such rules and regulations relating to the administration of the 2000 Plan as it deems appropriate, and (vii) make all other determinations which may be necessary or advisable for the administration of the 2000 Plan.

The exercise price of the options is generally 100 percent of fair market value of the shares on the date of the grant (110 percent for incentive stock options granted to a person holding more than 10 percent of the voting power of the Company's stock). The options are subject to a vesting schedule. Generally the vesting schedule is that one-third of the options becomes exercisable one year after the date of the grant, and the remainder pro rata over the following 24 months. The Stock Option Committee can specify a different vesting schedule. Options are exercisable for a period of ten years from the grant date (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Company's stock). Upon termination of employment, all options that have not yet become exercisable shall be forfeited; vested options may remain exercisable for a specified time period, the length of which is dependent upon the reason for the employment termination. Upon exercise, the exercise price may be paid in cash or, with the consent of the Stock Option Committee, in Common Stock of the Company.

Nontransferable

No award or shares subject to an award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Only the participant may exercise each award during the participant's lifetime.


Change in Control

In order to protect all of the participants' rights in the event of a Change in Control (as defined below) of the Company, the options granted under the plans provide for the immediate vesting of all outstanding options upon such event.

A Change in Control of the Company is deemed to have occurred if any one or more of the following conditions are fulfilled: (i) any person or entity acquires 30 percent or more of the voting securities of the Company; (ii) the shareholders approve a merger in which there is not a 50% continuity of interest; or (iii) the stockholders approve a plan of complete liquidation or an agreement for sale or disposition of substantially all of the Company's assets.

Non-dilution

In the event of a change in the corporate structure that affects the shares (e.g., a merger, re-capitalization, stock split, stock dividend, etc.), the Committee shall make adjustments to the number of shares available to the Plan and to the number and/or price of outstanding awards to prevent dilution or enlargement of rights.

At December 31, 2000, options to purchase an aggregate of 86,100 shares were held by 28 persons, at exercise prices of from $0.187 to $0.312 per share.

Options to purchase 15,000 shares of the Company's Common Stock were granted to John S. Kirk during the fiscal year ended September 30, 2000 and no other persons named in the Summary Compensation Table were issued options.

The following table provides certain information concerning grants of options, in the fiscal year ended September 30, 2000, that were made to the persons named in the Summary Compensation Table:

                      Option Grants in Last Fiscal Year

                     Individual grants

                                 Percent of
                                total options  Exercise
                Number of        granted to    or base
                options         employees in   price   Expiration
Name            granted          fiscal year  ($/Sh)     date
John S. Kirk     15,000             16.8%     $0.187   7/31/2010


The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended September 30, 2000, and unexercised options held as of September 30, 2000, by the persons named in the Summary Compensation Table:


                   Aggregate Option Exercises in Last Fiscal Year (1)
                           and Fiscal Year-End Option Values

                                                                        Value of unexercise
                                          Number of unexercised            in-the-money
                     Shares    Value        options at 9/30/00         options at 9/30/00
Name                acquired  realized  Exercisable  Unexercisable  Exercisable Unexercisable
Christian F. Gurney  32,000   $56,450         0             0         $ 0        $    0
John S. Kirk         10,000   $15,819         0        15,000         $ 0        $8,430


(1) There were no Company options exercised during fiscal 2000. The options that were exercised were options for CE Software Holdings, Inc. stock.

                                  PROPOSAL #2.

To approve the Asset Purchase Agreement dated as of January 22, 2001 by which the Company will purchase certain software products from PrairieSoft, Inc. for a purchase price consisting of (i) cash payments and debt forgiveness totaling $100,000 and (ii) 300,000 newly issued shares of the Company's unregistered Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL #2.

The board of directors has considered and approved the Agreement. The board believes the terms of the Agreement are fair to and in the best interests of the Company and its stockholders and, therefore, recommends that you vote "FOR" adoption and approval of the Agreement. The board based its recommendation on various factors, including the following:

      The terms and conditions of the Agreement;
      The Company's need to develop new products to offset declining sales of its current products;
      The Company's assets, obligations, operations, and prospects and those of the industry in which it competes;
      The Company's financial performance for the past five years; and, An analysis of the computer software industry generally.

In light of the variety of factors considered by the board, the board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the board, the potentially negative factors considered by them were not sufficient, either individually or collectively, to outweigh the positive factors relating to the Agreement. The board has not contracted with a financial advisor or other consultant for the purpose of securing a fairness opinion regarding the transactions contemplated in the Agreement.

Some directors of the Company have an interest in the contemplated Agreement that may be different than yours. See "Interests of Directors and Officers in the Agreement that are Different from Your Interests."

SUMMARY OF THE ASSET PURCHASE AGREEMENT

The Company is seeking shareholder approval of an Asset Purchase Agreement between the Company and PrairieSoft, Inc (the "Agreement"). The terms and conditions of the proposed Agreement are contained in the Agreement, which is included as Appendix A to this disclosure statement. The following is a summary of the material terms of the Agreement. You should read the actual provisions of the Agreement by referring to Appendix A.

If the Agreement is approved at the Annual Meeting, the Company would purchase certain software programs from PrairieSoft for a total purchase price of approximately $205,000. The software programs to be purchased include QuickConference 1.5 (or 1.6 when released) for the Macintosh and for Windows, QuickConference LAN 3.6, In/Out 1.02, InOutTracker 1.6 and QuickProject 1.0.

The proposed purchase price is payable as follows:

      $25,000 upon execution of the Agreement, $75,000 at the Closing less debt forgiveness as described below, and 300,000 unregistered shares of Common Stock at Closing.

In the event shareholders do not vote to approve the Agreement, the $25,000 payment made to PrairieSoft upon execution of the Agreement is refundable to the Company. This payment was made in consideration of the fact that substantially all available source code pertaining to the Assets have already been delivered to the Company from PrairieSoft so that the Company may begin further development on a new version of the server for QuickConference, InOutTracker and QuickProject. Other than to begin such development work, no rights have been transferred to the Company by PrairieSoft.

On April 20, 1998, PrairieSoft purchased QuickConference from the Company for $150,000. Approximately $50,000 remains payable on the purchase price under that prior agreement. The $75,000 payable to PrairieSoft at Closing will be reduced by the actual balance then owed by PrairieSoft to the Company under the prior agreement.

The 300,000 shares of Common Stock to be issued to PrairieSoft as part of the purchase price are valued at approximately $105,000. This estimate is based on an estimated average closing price of $0.35 per share of Common Stock during the 30 days ending January 22, 2001, the date of execution of the Agreement.
To determine this average closing price, the Company has relied upon information provided by the OTC Bulletin Board, showing trades on six days during that period. The closing price on each of those six days were as follows: $0.35, $0.3475, $0.3475, $0.44, $0.34, and $0.28125.

The Company has not agreed to assume any liabilities or obligations of PrairieSoft except those it may wish to assume by an accompanying reduction in the purchase price.

PrairieSoft has agreed to indemnify for certain liabilities not being assumed by the Company under the Agreement. However, this agreement to indemnify is limited by an agreement that indemnification payments and other payments for damages will not exceed $200,000, except in limited circumstances.

Under the Agreement, PrairieSoft agrees not to compete with the Company for a period of three years from and after the closing date. PrairieSoft retains all rights for continued use and rental of the Customer Base of the Assets, except in a manner, which would be in direct competition to the Company during this three-year period.

PrairieSoft may continue to sell QuickConference 1.5 and 1.6 (when completed) and may sell and continue to sell InOutTracker as developer and publisher until such time as the Company is ready to market and sell its versions of each of these software programs, but not later than December 31, 2001, unless agreed by the Company.

If Proposal #2 is approved at the Annual Meeting, closing is expected to occur on March 23, 2001. At that time the purchase price, including the issuance of 300,000 shares of Common Stock to PrairieSoft, Inc., will be due and payable as described above. No further authorization for the issuance of the shares of Common Stock will be solicited prior to such issuance.

SUMMARY DESCRIPTION OF THE COMMON STOCK TO BE ISSUED

  The Company's authorized capital consists of 10,000,000 common shares par value $0.10, of which 1,155,124 are issued and outstanding as of February 1, 2001. Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation. Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities will be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

The Company has established an incentive stock option plan for its directors, officers, employees and consultants. As of December 31, 2000, options to purchase 86,100 shares had been granted under this plan to 28 persons. This includes options to purchase 15,000 shares of the Company's Common Stock which have been granted to Mr. Kirk. None of the Company's options are exercisable as of the date of this Proxy Statement. See "Stock Option Plans."

Issuance of shares of Common Stock for purchase of the software from PrairieSoft will have a dilutive effect on our existing shareholders. For example, a shareholder holding 50,000 shares of Common Stock as of the date of this Proxy Statement would hold approximately 4.3% of the Company's outstanding shares. If the Agreement were to be approved, a shareholder holding 50,000 shares of Common Stock would hold approximately 3.4% of the Company's outstanding shares.

INTERESTS OF OFFICERS AND DIRECTORS IN THE PROPOSED PURCHASE THAT DIFFER FROM YOUR INTEREST

In considering this proposal, you should be aware that John S. Kirk has an indirect interest of 100% in Prairie Group, Inc. Mr. Kirk is the President of Prairie Group, Inc. Prairie Group, Inc. owns approximately 15% of PrairieSoft, Inc. PrairieSoft, Inc. has a variety of business relationships with the Company, the most significant of which are summarized below:

  (i) PrairieSoft, Inc. made royalty payments to the Company for the purchase of QuickConference in the aggregate amounts of $29,230 in 1999 and $27,751 in 2000. QuickConference was developed by the Company and sold to PrairieSoft, Inc. in 1998. This product is included in the items that will be purchased by the Company if Proposal #2 is approved by the shareholders.

  (ii) PrairieSoft, Inc. paid commissions to the Company for the resale of CalendarMaker to its customers in the amounts of $3,904 in 1999 and $5,676 in 2000, and

  (iii) PrairieSoft, Inc. received payments from the Company in the amounts of $66,477 in 1999 and $82,990 in 2000 for packages of CalendarMaker and QuickConference distributed through the Company.

If Proposal #2 is approved, Mr. Kirk would indirectly acquire 45,000 shares of the 300,000 shares of Common Stock to be issued as part of the purchase price under the Agreement. After closing of the Agreement and issuance of the additional shares, Mr. Kirk would beneficially own approximately 8.9% of the Company's outstanding shares.

You should also be aware that Donald M. Brown is currently an employee of Prairie Group, Inc. Mr. Brown is a director of the Company.

On September 10, 2000, the Board of Directors discussed the Company's declining sales and the need for new products. The advantages and disadvantages of re-acquiring several products that the Company has previously sold were also discussed. It was determined to investigate costs and benefits. This resulted in the Agreement presented herein as Proposal #2. The Agreement was approved at a meeting of the Board of Directors on January 22, 2001 and is recommended to the Shareholders. During negotiations, Mr. Skeie acted on behalf of the Company. Mr. Kirk acted as an intermediary between the Company and PrairieSoft and abstained from voting on the decision.

INDEPENDENT PUBLIC ACCOUNTANTS

The stockholders are not being asked to approve the selection of the Company's independent public accountants for fiscal 2000, only because such approval is no longer required. The selection will be made by the Audit Committee of the Board of Directors, who at this time does not foresee a reason to change.

The audit of the Company for the year ended September 30, 2000, was conducted by KPMG LLP. A representative from such firm is expected to be present at the meeting to answer appropriate questions. The representative will be given the opportunity to make a statement, but does not intend to do so.

MANNER IN WHICH PROXIES WILL BE VOTED

The Company proposes to vote the proxies for the election of each of the above named three nominees to the Board, each to hold office until the next annual meeting and until his successor is elected and has qualified. In the event that any nominee is not available to serve as a director at the time of the election (which the Company has no reason to anticipate), proxies may be voted for such substitute nominees as the Company may propose.

OTHER MATTERS

The Board knows of no other matter to be presented at the meeting for shareholder action. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed proxy card promptly.

PROPOSALS OF STOCKHOLDERS

The Company's next Annual Meeting is expected to be held during the second quarter (January, February, March) of fiscal year 2002 at a time and date to be determined by the Board of Directors. Proposals of stockholders to be presented at that meeting must be received at the Company's executive offices no later than September 30, 2001, for inclusion in the proxy statement.

GENERAL

A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR FISCAL YEAR 2000, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS HEREBY INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's annual report on Form 10-KSB for fiscal year 2000, without exhibits.


      John S. Kirk
      Secretary
      West Des Moines, Iowa
      February 6, 2001

                      Appendix A

ASSET PURCHASE AGREEMENT

  This Asset Purchase Agreement ("Agreement") is dated January 22, 2001, and is made and entered into by and between PrairieSoft, Inc., an Iowa corporation ("Seller") and CE Software, Inc., an Iowa corporation ("Buyer").

  WHEREAS, Buyer and Seller deem it in the best interests of both parties that certain assets currently owned by Seller or used in the conduct of its business be acquired by Buyer on the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the premises and of the warranties, representations, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

1.  Purchase and Sale of Assets

1.1 Agreement to Purchase and Sell

1.1.1 On the Closing Date, Buyer will purchase from Seller, and Seller will sell and assign to Buyer, certain of Seller's assets, as listed in Sections
1.1.1 (a) through 1.1.1 (e), below, and specifically including all of Seller's right, title and interest in the assets utilized in conducting its business of marketing and selling the following software programs: QuickConference, QuickConference LAN, In/Out (including InOutTracker) and QuickProject, (collectively, the "Programs"). The versions of the Programs are specifically QuickConference 1.5 (or 1.6 when released) for the Macintosh and for Windows, QuickConference LAN 3.6, In/Out 1.02, InOutTracker 1.6 and QuickProject 1.0. Such assets (herein collectively referred to as the "Assets") include:

  (a) owned and licensed software and software documentation including source code and binary libraries developed or acquired by Seller which are or have been used in the development of the Programs, and including all software development tools and reference/resource software libraries, to the extent currently in use or necessary to compile the current versions of the Programs. Seller will provide Buyer with (i) one copy of all source code to the programs and programmer notes, both in machine readable form. This will include all development copies and work in process not yet incorporated into a released product, update or upgrade version; (ii) one printed copy of all source code to the programs if requested by Buyer within a reasonable time after the execution of this Agreement; (iii) one compiled (executable) version of the programs;
(iv) a complete copy of a database for each of the Programs, including any feature request comments included therein, both in machine readable form, ("Bug Database"), completed to the best of Seller's knowledge and recollection; (v) complete machine readable copies, in format used, of all manuals and related user documentation;

  (b) all catalogues, brochures, sales literature, promotional material and other selling material of Seller, including all rights to all packaging, manual designs, collateral material and artwork, both current and prior versions, as may still be available, and rights to all plaques, trophies and awards to the extent necessary to include same in marketing materials;
  (c) all files and lists of past, present and qualified prospective customers of or which relate to the Programs (the "Customer Base") of Seller, in machine readable form, with certain rights retained by Seller as described in Section
6.6.4 below;

  (d) all inventory relating to the Programs, including inventories and supplies of components thereof and relating shipping supplies, and;

  (e) all intangible assets and rights necessary and proper for the further development and marketing of the Programs, including but not limited to those mentioned hereafter.

All of the Assets will be delivered to Buyer at the Closing free and clear of all liens or encumbrances, except as specified on Schedule 1.1.1.

1.1.2 At the Closing, Seller shall execute and deliver to Buyer (i) a Bill of Sale in the form attached hereto as Exhibit A, under the terms of which Seller shall sell, grant, convey, assign, transfer and deliver the Assets to Buyer, and (ii) such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be reasonably requested by Buyer in order to carry out the intentions and purposes of this Agreement.

1.2 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of Seller contained herein, and in exchange for the sale, grant, conveyance, assignment, transfer and delivery of the Assets, Buyer agrees to pay the following (the "Purchase Price"):

   $25,000 upon execution of this Agreement, $75,000 at the Closing less the Debt Forgiveness, and 300,000 shares of unregistered CE Software, Inc. Common Stock.

  Buyer agrees to separately purchase inventory at Seller's cost not to exceed $8,000. The actual balance at Closing owing on the contract between the Buyer and Seller dated April 20, 1998, wherein Seller purchased QuickConference from Buyer for $150,000, estimated at $50,000, will be forgiven (the "Debt Forgiveness"). The Purchase Price will be allocated to the Assets in the following proportions: QuickConference 87%, QuickConference LAN .5%, In/Out
 .5%, InOutTracker 11.5%, and QuickProject .5%.

1.3 Assumption of Liabilities; Payment of Liabilities.

  (a) Assumption of Liabilities. Buyer will assume only such liabilities of Seller as are specified in Schedule 1.3 hereof (the "Assumed Liabilities"), constituting such contracts with customers, suppliers, distributors and OEM's as Buyer reasonably believes necessary for its continued development and exploitation of the Assets.

  (b) Payment of Liabilities. Buyer at its option may directly pay, and deduct from the Purchase Price, certain current liabilities of Seller which are existing at Closing which Buyer deems necessary to insure continued good relations with suppliers and vendors.

1.4 Non-Assumption of Liabilities. Buyer is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of Seller of any kind or nature whatsoever, except as expressly provided in Section 1.3 hereof. By way of illustration and not by way of limitation, Buyer is not assuming, and shall not be deemed to have assumed, any liability and shall not have any obligation for or with respect to any liability or obligation of Seller (i) under any employee benefit plan of Seller or for any items of compensation to employees or consultants to Seller earned before the Closing Date, (ii) in respect of (x) any sales, use or excise taxes, income taxes, taxes based on or measured by income or franchise taxes attributable to periods or events prior to or ending on the Closing Date or (y) any of the foregoing or any other taxes, legal, accounting, brokerage, finder's fee, or other expenses of whatsoever kind or nature incurred by Seller or any affiliate, Shareholder, director, employee or officer of Seller as a result of the consummation of the transactions contemplated by this Agreement, or (iii) arising out of any action, suit, or proceeding based upon an event occurring or a claim arising (x) prior to the Closing Date or (y) after the Closing Date in the case of claims in respect of products sold by Seller prior to the Closing Date and attributable to acts performed or omitted by Seller prior to the Closing Date.

1.5 Closing. The closing of the purchase and sale of the Assets (the "Closing") will be at the offices of Seller in West Des Moines, Iowa at 5 p.m. on March 23, 2001 (the "Closing Date"), subject to the approval of the shareholders of Buyer.

2. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows as of execution of this Agreement and as of Closing:

2.1 Valid Organization, Good Standing and Qualification of Seller. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Iowa. Seller is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws and is in good standing in each jurisdiction in which it is qualified or licensed. Seller has all requisite corporate power and authority to carry on its business as now conducted. Seller has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement.

2.2 Subsidiaries. Seller does not have any subsidiaries and does not control, directly or indirectly, any other corporation, association or business organization.

2.3 Authorization. This Agreement, when executed and delivered, will be a valid and binding obligation of Seller, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions of the Board of Directors of Seller. Neither the execution and delivery of this Agreement nor the sale and delivery of the Assets hereunder will (a) violate any provisions of the Articles of Incorporation or bylaws of Seller; (b) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any agreement or instrument to which Seller is a party or by or to which Seller or any of the property or assets of Seller may be bound or subject; (c) result in the creation of any lien, charge or encumbrance upon the properties or assets of Seller pursuant to the terms of any such agreement or instrument; (d) violate any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the securities, property or business of Seller or (e) constitute a violation of any applicable law or regulation of any applicable jurisdiction.

2.4 Assets and Liabilities; Bulk Sales Law Compliance. Seller has good and marketable title to the Assets. The Assets are not subject to mortgage, pledge, lien, conditional sales agreement, security title, encumbrance or other charge, except as has been disclosed in Schedule 1.1.1 to this Agreement. Seller has no liabilities which may encumber the Assets, except as been disclosed in writing to Buyer, and except those incurred in the ordinary course of business, and no liabilities which would qualify the creditor for preferences under any applicable Bulk Sales law, or Seller has appropriately furnished Buyer with a list, Schedule 2.4 hereto, of such creditors. There is no known contingent liability which would give rise to any right of indemnification against Seller on the part of any director or officer of Seller.

2.5 Patents, Trademarks, etc. Seller owns or possesses the patents, trademarks, service marks, trade names, copyrights and licenses to the Programs except as listed in Schedule 2.5 hereto. Such patents, trademarks, service marks, trade names, copyrights and licenses to the Programs constitute, to the best of Seller's knowledge, all the patents, trademarks, service marks, trade names, copyrights and licenses to the Programs except as listed in Schedule
2.5. Seller has no knowledge of any conflict with the rights of others and to the best of its knowledge, Seller is not currently infringing any third-party patent, trademark, service mark, trade name, copyright or license, except as listed in Schedule 2.5.

2.6 Litigation, etc. Except as has been disclosed in Schedule 2.6, there is no suit, action, proceeding or investigation (or any basis therefor) affecting Seller or any of its respective properties or assets.

2.7 Tax Returns and Payments. All of the respective federal, state and local tax returns and reports of Seller required by law to be filed have been duly filed and properly reflect all taxes and fees owing and amounts equal to all taxes and other fees which are shown as due thereon have been paid.

2.8 Material Contracts; Corporate Records. All material transactions to date to which Seller is or has been a party or in which it is or has been otherwise involved, have been fairly reflected in its financial records and other appropriate corporate books and records and have been disclosed to Buyer wherever appropriate or applicable.

2.9 Special Marketing Arrangements. Except as detailed in Schedule 2.9, Seller does not have any existing bundling or special marketing arrangements that have resulted in advanced payments being received and performance obligations still remaining to the payor of such advances.

2.10 Development Efforts. Attached Schedule 2.10 describes the current status of Seller's development efforts on the Programs.

2.11 Warranty of Programs. Seller warrants that QuickConference substantially conforms to and operates as described in the Seller's user manual distributed with the Programs except for deficiencies noted in the Bug Database. Buyer acknowledges that not all the Programs are completed and do require additional work to complete and test. Except as expressly set forth herein there are no other warranties including any implied warranty of merchantability or fitness for a specific purpose.

2.12 Warranty of Historical Data. Seller warrants that gross sales less returns of Programs for the twelve months prior to September 30, 2000 by Seller were $83,929 for QuickConference, none for QuickConference LAN (as a separate product), $1,151 for In/Out, none for InOutTracker and none for QuickProject.

2.13 Disclosure. To the best of Seller's knowledge, neither this Agreement nor any Exhibit or Schedule annexed hereto, or any certificate or other instrument referred to herein and furnished to Buyer by Seller, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in the light of the circumstances under which they were made, not misleading. There is no fact known to Seller relating to the business, affairs, operations, condition or prospects of Seller which may materially adversely affect such business, affairs, operations, condition or prospects and which has not been disclosed to Buyer in writing by Seller.

3.  Representations and Warranties of Buyer

  Buyer represents that it has full authority to carry out the transactions contemplated by this Agreement without the consent of any other person, excepting the approval of its shareholders.

4.  Conditions of Buyer's Obligations.

  Buyer's obligations hereunder are subject to the accuracy of all representations and warranties by Seller contained herein or otherwise made in writing by or on behalf of Seller in connection with the transactions contemplated hereby and to the satisfaction at or prior to the Closing of the following further conditions:

4.1 Representations and Warranties. The representations and warranties contained in Section 2 or otherwise made in writing by or on behalf of Seller in connection with the transactions contemplated hereby shall be true and accurate as of the Closing Date, with the same effect as if such representations and warranties had been made on and as of such date.

4.2 Performance. Seller shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it at or prior to the Closing Date.

4.3 No Adverse Events. Between the execution and delivery of this Agreement and the Closing Date, no events shall have occurred to materially adversely affect the condition, financial or otherwise, of Seller.

4.4 Compliance Certificate. Seller shall have delivered to Buyer a certificate, dated the Closing Date, of its President certifying that the conditions specified in Sections 4.1 to 4.3, inclusive, have been fulfilled. The form of such certificate is attached hereto as Exhibit B.

4.5 Proceedings and Documents. All corporate and other proceedings to be taken in connection with the transactions contemplated hereby and all certificates, opinions, instruments and other documents incident hereto shall be reasonably satisfactory in substance and form to Buyer and its counsel and Buyer and its counsel shall have received all such counterpart originals and certified and other copies of all certificates, opinions, instruments and other documents as Buyer or its counsel may reasonably request.

4.6 Employment. Buyer shall have entered into an employment arrangement with certain employees of Seller set forth in Schedule 4.6 on terms comparable to their current employment with Seller.

4.7 Noncompete. Certain employees of Seller set forth in Schedule 4.7 shall each have signed a noncompete agreement with Buyer on terms comparable to those contained in Section 6.5.

Section 5.  Covenants of Seller.

5.1 Adverse Change; Litigation. Between the date hereof and the Closing Date, Seller will promptly advise Buyer: (i) of any event which represents a material adverse change in the business or condition, financial or otherwise, of Seller, (ii) of any development, financial or otherwise, which in management's judgment is likely to materially affect the business, properties or affairs of Seller, and (iii) of each suit or proceeding commenced or threatened against Seller which, if adversely determined, would result in such material adverse change. Seller will also promptly notify Buyer of any failure of performance of or compliance with any term or provision of this Agreement or any condition or event which constitutes, or which with notice or lapse of time would constitute, a default in Seller's performance hereunder.

5.2 No Shop Clause; Ordinary Course. Between the date hereof and the Closing Date, Seller will not discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries or proposals relating to the possible disposition of the Assets or business of Seller and will cause Seller to conduct its business only in the ordinary course.

6.  Other Covenants and Agreements

6.1 Indemnification by Seller. Upon the terms and subject to the conditions set forth in Section 6.3 hereof, and this Section 6.1, but limited in maximum total cumulative amount to the Purchase Price except as stated below in this section, Seller agrees to indemnify and hold Buyer harmless against, and will reimburse Buyer on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against Buyer at any time after the Closing Date in respect of:

  (a) any and all liabilities or obligations of Seller, or claims against or imposed on Buyer, of any nature not assumed by Buyer pursuant to this Agreement;

  (b) any and all damage or deficiency resulting from any omission, misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement; and

  (c) any and all liabilities, obligations, claims, damage or deficiency arising out of or related to Seller's failure to comply with any bulk transfer provisions in effect in the state of Iowa.

In no event shall the sum of any and all indemnification payments and other payments for damages as a result of this Agreement exceed the aggregate sum of $200,000, except the maximum amount of indemnification under this section shall be increased specifically for liability to Buyer in the event of the occurrence of any item disclosed in Schedule 2.4 or 2.6 to the extent of such amount disclosed.

Notwithstanding any other provision in this Agreement, product liability resulting from the sale of the Programs by Buyer subsequent to the Closing Date is excluded from indemnification under this Section 6.1.

Indemnification under this Section 6.1 as pertains to the intangible rights of patents, trademarks, service marks, trade names, copyrights and licenses to the Programs shall be limited to claims filed within two years of the Closing Date unless Seller had knowledge of facts, which are not disclosed herein, at the Closing Date that could lead to a claim. Indemnification under this Section
6.1 as pertains to all other matters arising under this Agreement shall be limited to claims filed within five years of the Closing Date unless Seller had knowledge of facts, which are not disclosed herein, at the Closing Date that could lead to a claim, or in the event of the occurrence of any item disclosed in Schedule 2.4 or 2.6 to the extent of such amount disclosed.

6.2 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in Section 6.3 hereof, and this Section 6.2, Buyer agrees to indemnify and hold Seller harmless against, and will reimburse Seller on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim thereof) made or incurred by or asserted against Seller at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Buyer contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Seller pursuant to this Agreement, or for any acts of Buyer after the later of Closing Date or acquisition from Seller of a particular asset which is associated with a claim.

6.3 Conditions of Indemnification. To prevent de minimus claims, the parties will not present any claim for monetary reimbursement that is less than $2,500 in the aggregate. Upon receipt by an indemnified party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify in writing the indemnifying party of the commencement thereof. In case any such action is brought against an indemnified party, and it notifies the indemnifying party that it will be entitled to participate therein, and to the extent that it may wish, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

6.4 Taxes, Expenses and Fees. Seller hereby agrees to assume and pay any and all Iowa state taxes on the transfer to Buyer of the Assets hereunder. Except as specifically provided herein, each party shall be responsible for and shall pay all costs incurred by it in connection with negotiation and performance of agreements contained herein, including legal and accounting fees. Seller and Buyer state that no brokers or finders fees are payable as a result of this transaction.

6.5 Noncompetition. Seller agrees that, as a material consideration running to Buyer for Buyer's payments hereunder, for a period of three years from and after the Closing Date, Seller will not engage in or carry on, directly or indirectly, any business in competition with the business of developing, marketing and selling products in competition with the Assets as conducted or intended by Seller at the Closing Date (except as contemplated in Section 6.8), but only for so long as such like business is carried on by (i) Buyer or any subsidiary or affiliate of Buyer, or (ii) any person deriving title from Buyer to the Assets, in any jurisdiction in the world. Seller's continuing marketing of QuickConference LAN as an included part of QuickMail LAN shall not be considered competition. Seller further covenants and agrees that for a period of one year from and after the Closing Date they will not recruit or hire, directly or indirectly, any person who is, or within the one month period immediately following the Closing Date is, an employee of Buyer without the consent of Buyer.

6.5.1 If in any judicial proceeding, the court shall refuse to enforce the covenants hereof because the time limit is too long, or the geographic scope or scope of business is deemed too extensive, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the time, geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

6.5.2 Seller acknowledge that a breach of Section 6.5 hereof would cause irreparable damage to Buyer, and in the event of actual or threatened breach of the provisions of Section 6.5 hereof by Seller, Buyer shall be entitled to a temporary restraining order and an injunction restraining Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Seller. Nothing shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller. Seller acknowledges that the restrictions set forth in this Agreement are reasonable in scope and duration, given the nature of the business of Buyer.

6.6 Post-Closing Covenants.

6.6.1 Execution of Additional Documents. Each party will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be required to carry out the intent of this Agreement, and to transfer and vest title to any Asset being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Assets; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

6.6.2 Transition and Technical Development. To properly transfer technical development Seller will provide Buyer with five (5) hours of technical development consultation time within three (3) months following the Closing Date. In addition, Seller, for two years after the Closing, shall provide a link from its web page to Buyer's web page such that someone doing a search on the words "QuickConference" or "In/Out" or "InOutTracker" will be properly directed for information and support.

6.6.3 Mail. Seller agrees to forward no less frequently than weekly any product registration cards related to the Assets, and any customer correspondence related to the Assets, which are received at its office or elsewhere.

6.6.4 Use of Customer Base. Certain of the Assets have no Customer Base. Seller retains all rights for continued use and rental of the Customer Base of the Assets, except in a manner which would be in direct competition to Buyer as set forth in section 6.5 above.

6.7 Shareholder Approval. This Agreement is subject to the approval of the shareholders of Buyer. In the event that approval is not obtained, the $25,000 payment made to Seller upon execution of this Agreement is refundable to Buyer.
 This payment is made in consideration of the fact that substantially all available source code pertaining to the Assets has already been delivered to Buyer from Seller so that Buyer may begin further development on a new version of the server for QuickConference, InOutTracker and QuickProject. Other than to begin such development work, no rights have been transferred to Buyer by Seller. Both Buyer and Seller acknowledge that great hardship would be incurred by each if approval is not obtained from Buyer's shareholders.

6.8  Continued Sales by Seller.  Seller may continue to sell QuickConference
1.5 and 1.6 (when completed) and may sell and continue to sell InOutTracker as developer and publisher until such time as Buyer is ready to market and sell its versions of each of these software programs, but not later than December 31, 2001, unless agreed by Buyer. This provision is to encourage Seller to continue to develop these two products, test, market, sell, and build or enlarge these products' Customer Bases. Such development, source code and Customer Base shall be included in Assets. Buyer may begin marketing and selling QuickConference 1.5 at Closing, and QuickConference 1.6 at such time as it deems desirable. Buyer will share its QuickConference Customer Base with Seller to facilitate InOutTracker sales.

7.  Miscellaneous.

7.1 Survival. All covenants, agreements, representations and warranties contained herein or in any document delivered at the Closing shall survive any investigation made by Seller or Buyer and the execution and delivery of this Agreement.

7.2 Governing Law. This Agreement is being delivered in, and shall be governed by, construed and enforced in accordance with, the laws of the State of Iowa. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF DES MOINES, POLK COUNTY, STATE OF IOWA, OR AT THE SOLE OPTION OF BUYER, IN ANY OTHER COURT IN WHICH BUYER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OF THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

7.3 Waivers and Notices. Any failure by either party to this Agreement to comply with any of its obligations, agreements or covenants may be waived by the other party. All waivers under this Agreement and all notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if delivered by telecopy or electronic mail with electronic confirmation when actually received by the party to whom sent, or if mailed certified first class mail, postage prepaid:

  If to Seller: PrairieSoft, Inc.
    Attn:  Gil Beecher, President
    P.O. Box 65820
    West Des Moines, IA  50265

  If to Buyer:  CE Software, Inc.
    Attn:  John S. Kirk, President
    P.O. Box 65580
    West Des Moines, IA  50265

or to such other person or persons at such address as may be designated by written notice to the other parties hereunder.

7.4 This Agreement constitutes the complete understanding of the parties regarding the subject matter hereof and supersedes all prior understanding, agreements and representations of the parties regarding such subject matter.

7.5 This Agreement can only be amended or terminated by writing and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

          CE SOFTWARE, INC.



          _/s/ Joseph I. Gray_________
          by:  Joseph I. Gray, Assistant Secretary



          PRAIRIESOFT, INC.



          __/s/ Gil Beecher___________
          by:  Gil Beecher, President

Schedules and Exhibits

SCHEDULE 1.1.1    Liens and encumbrances:

none

SCHEDULE 1.3     Assumption of liabilities

none

SCHEDULE 2.4     Encumbrances

none

SCHEDULE 2.5     Patents, trademarks, etc.

Patents -- Seller has performed no patent searches and makes no warranty other than that it is not aware of any patent infringements.

Trademarks -- Seller has used trademark notices on the names QuickConference and In/Out. Seller has filed for trademark on the names QuickConference and reserved the name QuickProject.

Copyrights -- All Programs have been marked as copyrighted, but no copyright registrations have been filed.

Domain Names -- Seller has the domain names: QuickConference.com, InOutTracker (and InOutracker) and QuickProject.

Note: Title to certain copyrights, trademarks and domain names are in the name of Prairie Group, Inc., but are controlled by Seller.

SCHEDULE 2.6      Litigation

none

SCHEDULE 2.9     Special marketing arrangements

none

SCHEDULE 2.10     Development efforts

When the QuickConference software was sold to Seller by Buyer in 1998, it was "underdevelopment and [was] to be completed by [PrairieSoft, Inc.]." It has been completed and is currently being marketed and sold. A version 1.6 is currently underdevelopment. When the QuickConference LAN software was sold to Buyer, at the same time, it was in a finished state but was not under current development and modifications and further development would have been needed to allow it to run independently of QuickMail LAN. No changes have been made to QuickConference LAN by Seller. The In/Out software is currently being marketed and sold, but there is no current development. The software InOutTracker is not currently being sold, but is under development as a replacement for the In/Out software. The QuickProject software is currently in the design phase.

SCHEDULE 4.6     Employment

none

SCHEDULE 4.7     Employee noncompete

none


EXHIBIT A--BILL OF SALE  (attached)

EXHIBIT B--Form of Officer's Certificate called for in Section 4.4  (attached)

EXHIBIT A
BILL OF SALE, AND ASSIGNMENT OF LICENSES

KNOW ALL MEN BY THESE PRESENTS, that PrairieSoft, Inc., an Iowa corporation ("Seller") pursuant to the terms of a certain Asset Purchase Agreement dated January 22, 2001, and in consideration of $10 and other good and valuable consideration paid to it, receipt of which is acknowledged, has bargained and sold and by these presents sells, conveys and assigns to CE Software, Inc., an Iowa corporation ("Buyer"), the following assets:

  All of Seller's right, title and interest in the assets utilized in conducting its business of marketing and selling the following software programs: QuickConference, QuickConference LAN, In/Out (including InOutTracker) and QuickProject, (the "Programs"). The versions of the Programs are specifically QuickConference 1.5 (or 1.6 when released) for the Macintosh and for Windows, QuickConference LAN 3.6, In/Out 1.02, InOutTracker
1.6 and QuickProject 1.0. Such assets (herein collectively referred to as the "Assets") include:

  (a) owned and licensed software and software documentation including source code and binary libraries developed or acquired by Seller which are or have been used in the development of the Programs, and including all software development tools and reference/resource software libraries, to the extent currently in use or necessary to compile the current versions of the Programs. Seller will provide Buyer with (i) one copy of all source code to the programs and programmer notes, both in machine readable form. This will include all development copies and work in process not yet incorporated into a released product, update or upgrade version; (ii) one printed copy of all source code to the programs if requested by Buyer within a reasonable time after the execution of this Agreement; (iii) one compiled (executable) version of the programs;
(iv) a complete copy of a database for each of the Programs, including any feature request comments included therein, both in machine readable form, ("Bug Database"), completed to the best of Seller's knowledge and recollection; (v) complete machine readable copies in format used of all manuals and related user documentation;

  (b) all catalogues, brochures, sales literature, promotional material and other selling material of Seller, including all rights to all packaging, manual designs, collateral material and artwork, both current and prior versions, as may still be available, and rights to all plaques, trophies and awards to the extent necessary to include same in marketing materials;

  (c) all files and lists of past, present and qualified prospective customers of or which relate to the Programs (the "Customer Base") of Seller, in machine readable form, with certain rights retained by Seller as described in Section
6.6.5 below;

  (d) all inventory relating to the Programs, including inventories and supplies of components thereof and relating shipping supplies, and;

  (e) all intangible assets and rights necessary and proper for the further development and marketing of the Programs.

  TO HAVE AND TO HOLD UNTO THE BUYER and its successors and assigns, the purchased property forever.

  Seller for itself and its successors and assigns confirms the warranties and covenants in the Asset Purchase Agreement regarding title to the assets being sold, licensed or assigned by this document.

  IN WITNESS WHEREOF, Seller has signed and delivered this instrument on March ___, 2001.

PRAIRIESOFT, INC.


By:  ____________________________
       Gil Beecher, President

STATE OF IOWA /
  /  SS
COUNTY OF POLK  /

Signed before me, a notary public in and for the State of Iowa, this _____ day of March 2001, by Gil Beecher, who, being sworn, did affirm that he is president of PrairieSoft, Inc., the party signing this document, and that he signed the same of his own volition and as the free act and deed of said corporation.


  ______________________________

  Notary Public in and for the State of Iowa
            My commission expires _________

EXHIBIT B
OFFICER'S CERTIFICATE

  The undersigned represent and affirm that he is an officer of PrairieSoft, Inc., an Iowa corporation ("Seller"), duly elected and serving in the capacity noted below his signature. Further, the undersigned hereby certifies that:

1. The representations and warranties contained in Section 2 of the Asset Purchase Agreement dated January 22, 2001 to which Seller is a party, or otherwise made in writing by or on behalf of Seller in connection with the transactions contemplated by said Agreement, remain true and correct on the date hereof with the same effect as if made on the date hereof.

2. Seller has performed and complied with all agreements and conditions contained in the Asset Purchase Agreement which are required to be performed or to be complied with by it at or prior to the Closing Date.

3. From the date of execution of the Asset Purchase Agreement to and including the date hereof, no events have occurred to materially adversely affect the condition, financial or otherwise, of the Seller.

  IN WITNESS WHEREOF, the undersigned has executed this Certificate this _________ day of March, 2001.




____________________________
Gil Beecher, President